UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WALLY WORLD MEDIA, INC.
 (Exact Name of Registrant in its Charter)

Nevada	7370	45-5370930
(State or other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

WALLY WORLD MEDIA, INC.
200 Centennial Avenue, Suite 200
Piscataway, New Jersey 08854
(732) 377 2017
(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Copies of communications to:
Gregg E. Jaclin, Esq.
Anslow & Jaclin, LLP
195 Route 9 South, Suite204
Manalapan, NJ 07726
Tel. No.: (732) 409-1212
 Fax No.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee
Common Stock, $0.0001 par value per share	5,480,000	$0.10	$548,000	$74.75

(1) This Registration Statement covers the resale by our selling shareholders of up to 5,480,000 shares of common stock previously issued to such selling shareholders.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our shareholders in a private placement memorandum. The price of $0.10 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTCBB at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION ON DECEMBER [ ], 2012

WALLY WORLD MEDIA, INC.

5,480,000 SHARES OF COMMON STOCK

The selling security holders named in this prospectus are offering all of the shares of common stock offered through this prospectus.  We will not receive any proceeds from the sale of the common stock covered by this prospectus.

Our common stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock.  Common stock being registered in this registration statement may be sold by selling security holders at a fixed price of $0.10 per share until our common stock is quoted on the OTC Bulletin Board (“OTCBB”) and thereafter at a prevailing market prices or privately negotiated prices or in transactions that are not in the public market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and are subject to reduced public company reporting requirements.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 3 to read about factors you should consider before buying shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: December __, 2012

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Wally World,” “Company,” “we,” “us” and “our” refer to Wally World Media, Inc.

Overview

Wally World Media, Inc. was incorporated in the State of Nevada on May 17, 2012.  The Company’s principal business is focused on creating an internet crowdsourcing, virtual, micro-service network that allows users that register on the Company’s website to place job offerings for a service on the Company’s “YouPop” platform, a social media website. Services may include a video of a personalized birthday wish, a practical joke, a dare, etc.  Additionally, the Company’s registered website users may post events such as a bachelor party or anniversary on the Company’s “Party Crowd” platform. Users may accept donations from people who are attending the event.

Where You Can Find Us

We presently maintain our principal offices at 200 Centennial Avenue, Suite 200, Piscataway, New Jersey 08854.  Our telephone number is 732-377-2017.

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	A requirement to have only two years of audited financial statements and only two years of related MD&A;

•	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

•	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

•	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We have elected to use the extended transition period provided above and therefore our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

For more details regarding this exemption, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies.”

The Offering

Common stock offered by selling security holders	5,480,000 shares of common stock. This number represents 23.74% of our current outstanding common stock (1).

Common stock outstanding before the offering	23,080,000

Common stock outstanding after the offering	23,080,000

Terms of the Offering	The selling security holders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering
The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

Trading Market
There is currently no trading market for our common stock. We intend to apply soon for quotation on the OTC Bulletin Board. We will require the assistance of a market-maker to apply for quotation and there is no guarantee that a market-maker will agree to assist us.

Use of proceeds
We are not selling any shares of the common stock covered by this prospectus. As such, we will not receive any of the offering proceeds from the registration of the shares of common stock covered by this prospectus.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 3.

(1)            Based on 23,080,000 shares of common stock outstanding as of December 26, 2012.

Summary of Financial Information

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception May 17, 2012 through September 30, 2012 are derived from our audited financial statements. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and the related notes included in this prospectus.

For the Period from May 17, 2012 (Inception) to September 30, 2012
STATEMENT OF OPERATIONS:
Net Revenues	$-
Operating Expenses:
Compensation	86,736
Professional fees	10,307
Rent Expense	1,208
General and administrative	2,948
Total Operating Expenses	101,199
Net Loss	$(101,199)

Net Loss Per Common Share
Basic and Diluted	$(0.01)
Weighted Average Common Share Shares Outstanding
Basic and Diluted	18,262,206

BALANCE SHEET
September 30, 2012
Cash	$83,840
Total Current Assets	$85,977
Total Asset	$85,977
Total Liabilities	$13,440
Total Stockholders’ Equity	$72,537

RISK FACTORS

The shares of our common stock being offered for resale by the selling security holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this process before investing in our common stock.

Risks Related to Our Business

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, in their report of independent registered public accounting firm on the financial statements for the period from May 17, 2012 (inception) to September 30, 2012, our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that have generated no revenue.

WE HAVE LIMITED OPERATING HISTORY AND FACE MANY OF THE RISKS AND DIFFICULTIES FREQUENTLY ENCOUNTERED BY DEVELOPMENT STAGE COMPANY.

We are a development stage company, and to date, our development efforts have been focused primarily on the development and marketing of our business model. We have limited operating history for investors to evaluate the potential of our business development. We have not built our customer base and our brand name. In addition, we also face many of the risks and difficulties inherent in gaining market share as a new company:

·        Develop effective business plan;
·        Meet customer standards;
·        Attain customer loyalty;
·        Develop and upgrade our services;

Our future will depend on our ability to bring our services to the market place, which requires careful planning of providing a product that meets customer standards without incurring unnecessary cost and expense.

WE NEED ADDITIONAL CAPITAL TO DEVELOP OUR BUSINESS.

The development of our intellectual property, websites and services will require the commitment of substantial resources to implement our business plan. Currently, we have no established bank-financing arrangements. Therefore, it is likely we would need to seek additional financing through subsequent future private offering of our equity securities, or through strategic partnerships and other arrangements with corporate partners. We have no current plans for additional financing.

We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. The sale of additional equity securities will result in dilution to our stockholders. The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations. If adequate additional financing is not available on acceptable terms, we may not be able to implement our business development plan or continue our business operations.

IF OUR WEBSITES AND SOCIAL NETWORKS FAIL TO GAIN MARKET ACCEPTANCE, WE MAY NOT HAVE SUFFICIENT CAPITAL TO PAY OUR EXPENSES AND TO CONTINUE TO OPERATE.

Our ultimate success will depend on generating revenues from micro-service transactions. In the future, we plan on developing advertising, and affiliate programs to generate revenue.  We have no direct advertising sales of our own. All of our advertising revenue is dependent on independent third parties. As a result, if we do not generate enough users, we may be unable to generate sufficient revenues from the user transactions. We may not achieve and sustain market acceptance sufficient to generate revenues to cover our costs and allow us to become profitable or even continue to operate.

WE OPERATE IN A HIGHLY COMPETITIVE INDUSTRY AND COMPETE AGAINST MANY LARGE COMPANIES WHICH COULD HARM OUR BUSINESS.

Many companies worldwide are dedicated to social networking and similar services related to the purchase and sale of virtual products. We expect more companies to enter this industry. Our competitors vary in size from small companies to very large companies with dominant market shares and substantial financial resources. Many of our competitors have significantly greater financial, marketing and development resources than we have. As a result, we may not be able to devote adequate resources to develop, acquire or license new technologies, undertake extensive marketing campaigns, adopt aggressive pricing policies or adequately compensate our developers to the same degree as certain of our competitors. As virtual products in many of our proposed markets are relatively new and rapidly evolving, our current or future competitors may compete more successfully as the industry matures. In particular, any of our competitors may offer products and services that have significant performance, price, creativity and/or other advantages over our technologies. These products and services may significantly affect the demand for our services. In addition, any of our current or future competitors may be acquired by, receive investments from or enter into other strategic relationships with larger, longer-established and better-financed companies and therefore obtain significantly greater financial, marketing and technology licensing and development resources than we have. If we are unable to compete effectively in our principal markets, our business, financial condition and results of operations could be materially and adversely affected.

UNEXPECTED NETWORK INTERUPTIONS, SECURITY BREACHES OR COMPUTER VIRUS ATTACKS COULD HARM OUR BUSINESS.

The Company may be required to develop and maintain a substantial computer network infrastructure in order to protect our proprietary technologies. Any failure to maintain satisfactory performance, reliability, security and availability of such network infrastructure, whether maintained by us or by third parties, may cause significant harm to our ability to attract and maintain users for our services. Major risks relating to any such future network infrastructure include:

•
any breakdowns or system failures, including from fire, flood, earthquake, typhoon or other natural disasters, power loss or telecommunications failure, resulting in a sustained shutdown of all or a material portion of our servers; and

•	any security breach caused by hacking, loss or corruption of data or malfunctions of software, hardware or other computer equipment, and the inadvertent transmission of computer viruses.

Any of the foregoing factors could reduce a future users’ satisfaction, harm our business and reputation, have a material adverse effect on our financial condition and results of operations and result in the loss of an investor’s entire investment.

WE RELY UPON A THIRD PARTY TO PROVIDE WEB HOSTING AND NETWORKING FOR OUR WEBSITES AND DISRUPTION IN THESE SERVICES COULD HARM OUR BUSINESS.

We utilize Rackspace.com, a third party hosting and networking provider, to host our web services and other proprietary technologies.  If disruptions or capacity constraints occur, we may have no means of replacing these services, on a timely basis or at all.  This could cause a material adverse condition for our operations and financial earnings.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF DARIN MYMAN AND ADAM WASSERMAN, OUR OFFICERS AND DIRECTORS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Darin Myman, our Chief Executive Officer, and Adam Wasserman, our Chief Financial Officer.  The loss of services of any of the management staff could have a material adverse effect on our business, financial condition or results of operation.

OUR CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD OF DIRECTORS, DARIN MYMAN, IS ALSO CHIEF EXECUTIVE OFFICER OF PEOPLESTRING CORPORATION. ADDITIONALLY, OUR CHIEF FINANCIALS OFFICER, ADAM WASSERMAN, IS CHIEF EXECUTIVE OFFICE OF CFO ONCALL, INC. AND CFO ONCALL ASIA, INC. THESE RELATIONSHIPS MAY CREATE A POTENTIAL CONFLICT OF INTEREST.

Our future ability to execute our business plan depends upon the continued service of our executive officers, including Darin Myman, Chief Executive Officer, and Adam Wasserman, our Chief Financial Officer.  Darin Myman is also the chief executive officer of PeopleString Corporation and as such, he may be limited in the amount of time they can devote to the Company.   Mr. Myman currently does not have any employment agreement with us. We have signed an engagement letter with CFO Oncall, Inc.  If we lost the services of one or more of our key personnel, or if one or more of our executive officers or employees joined a competitor or otherwise competed with us, our business may be adversely affected. In particular, the services of key members of our research and development team would be difficult to replace. We cannot assure that we will be able to retain or replace our key personnel.  On all matters where a conflict of interest may occur or a decision needs to be made between PeopleString and Wally World, Darrin Myman will recuse himself from all decisions regarding PeopleString, deferring to the remaining officers and directors of PeopleString.

PeopleString Corporation is a social networking company with a multi-tiered affiliate program that shares revenue generated through the social network with PeopleString’s users in which Darin Myman is the Chief Executive Officer and a Director.

OUR KEY PERSONNEL MAY PROVIDE ONLY LIMITED AMOUNTS OF TIME TO OUR BUSINESS, WHICH MAY CAUSE OUR BUSINESS TO FAIL.

Our future ability to execute our business plan depends upon the continued service of our executive officers, Darin Myman, our Chief Executive Officer and Chairman, Adam Wasserman, Chief Financial Officer, and other key technology, marketing, sales and support personnel or other employees.  Mr. Myman is also the Chief Executive Officer of  PeopleString Corporation and Mr. Wasserman is Chief Executive Officer of CFO Oncall, Inc. and CFO Oncall Asia, Inc. (collectively “CFO Oncall”), where he owns 80% and 60% of such businesses, respectively.  All compensation paid to Mr. Wasserman is paid to CFO Oncall, Inc. CFO Oncall, Inc. provides chief financial officer services to various companies. Mr. Wasserman also serves as chief financial officer of Cleantech Solutions International, Inc., Universal Tech Corp., Staffing 360 Solutions, Inc. Oriental Dragon Corp and Apps Genius Corp. He is also a director of CD International Enterprises, Inc. since January 2010. In addition to Mr. Wasserman’s time, CFO Oncall has full-time dedicated, professional employees that also assist Mr. Wasserman with our Company’s financial matters and communication needs.   As such, they may be limited in the amount of time they can devote to the Company.  However, they plan on devoting a minimum of twenty hours per weeks to the Company.

OUR LACK OF PATENT AND/OR COPYRIGHT PROTECTION AND ANY UNAUTHORIZED USE OF PROPRIETARY TECHNOLOGIES BY THIRD PARTIES MAY HARM OUR BUSINESS.

We have not filed any patent and/or copyright protection for our planned proprietary technologies and/or planned products  as of the date of this filing. . Presently we intend to rely on trade secret protection and/or confidentiality agreements with our key technology support personnel, customers, business partners and others to protect our intellectual property rights. Despite certain precautions taken by us, it may be possible for third parties to obtain and use our intellectual property without authorization. This risk may be increased due to the lack of any patent and/or copyright protection. If any of our proprietary rights are misappropriated or we are forced to defend our intellectual property rights, we will have to incur substantial costs. Such litigation could result in substantial costs and diversion of our resources, including diverting the time and effort of our senior management, and could disrupt our business, as well as have a material adverse effect on our business, prospects, financial condition and results of operations. Management will from time to time determine whether applying for patent and copyright protection is appropriate for us. We have no guarantee that, if filed, any applications will be granted or, if awarded, whether they will offer us any meaningful protection from other companies in our business. Furthermore, any patent or copyrights that we may be granted may be held by a court to infringe on the intellectual property rights of others and subject us to awards for damages.

WE MAY BE SUBJECT TO CLAIMS WITH RESPECT TO THE INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHT OF OTHERS, WHICH COULD RESULT IN SUBSTANTIAL COSTS AND DIVERSION OF OUR FINANCIAL AND MANAGEMENT RESOURCES TO DEFEND SUCH CLAIMS AND/OR LAWSUITS AGAINST US AND COULD HARM OUR BUSINESS.

We cannot be certain that our proprietary technologies will not infringe upon patents, copyrights or other intellectual property rights held by third parties. While we know of no basis for any claims of this type, the existence of and ownership of intellectual property can be difficult to verify and we have not made an exhaustive search of all patent filings. Additionally, most patent applications are kept confidential for twelve to eighteen months, or longer, and we would not be able to be aware of potentially conflicting claims that they make. We may become subject to legal proceedings and claims from time to time relating to the intellectual property of others in the ordinary course of our business. If we are found to have violated the intellectual property rights of others, we may be enjoined from using such intellectual property, and we may incur licensing fees or be forced to develop alternative technology or obtain other licenses. In addition, we may incur substantial expenses in defending against these third party infringement claims and be diverted from devoting time to our business and operational issues, regardless of the merits of any such claim. Successful infringement or licensing claims against us may result in substantial monetary damages, which may materially disrupt the conduct of our business and have a material adverse effect on our reputation, business, financial condition and results of operations.

WE MAY INCUR SUBSTANTIAL DEBT WHICH COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

It is possible that we may incur substantial debt in order to expand our business, which could adversely affect our financial condition. Incurring a substantial amount of debt may require us to use a significant portion of our cash flow to pay principal and interest on such debt, which will reduce the amount available to fund working capital, capital expenditures and general corporate purposes. Our indebtedness may negatively impact our ability to operate our business and limit our ability to borrow additional funds by increasing our borrowing costs, and impact the terms, conditions and restrictions contained in possible future debt agreements, including the addition of more restrictive covenants; impact our flexibility in planning for and reacting to changes in our business as covenants and restrictions contained in possible future debt arrangements may require that we meet certain financial tests; and place restrictions on the incurrence of additional indebtedness and place us at a disadvantage compared to similar companies in our industry that have less debt.

REPORTING REQUIREMENTS UNDER THE EXCHANGE ACT AND COMPLIANCE WITH THE SARBANES-OXLEY ACT OF 2002, INCLUDING ESTABLISHING AND MAINTAINING ACCEPTABLE INTERNAL CONTROLS OVER FINANCIAL REPORTING, ARE COSTLY AND MAY INCREASE SUBSTANTIALLY.

The rules and regulations of the SEC require a public company to prepare and file periodic reports under the Exchange Act, which will require that the Company engage legal, accounting, auditing and other professional services. The engagement of such services is costly. Additionally, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires, among other things, that we design, implement and maintain adequate internal controls and procedures over financial reporting. The costs of complying with the Sarbanes-Oxley Act and the limited technically qualified personnel we have may make it difficult for us to design, implement and maintain adequate internal controls over financial reporting. In the event that we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports or report fraud, which may harm our overall financial condition and result in loss of investor confidence and a decline in our share price.

As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act of 2010 and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations will nonetheless increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results.

We are working with our legal, independent accounting and financial advisors to identify those areas in which changes should be made to our financial and management control systems to manage our growth and our obligations as a public company. These areas include corporate governance, corporate control, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas. However, we anticipate that the expenses that will be required in order to adequately prepare for being a public company could be material. We estimate that the aggregate cost of increased legal services; accounting and audit functions; personnel, such as a chief financial officer familiar with the obligations of public company reporting; consultants to design and implement internal controls; and financial printing alone will be a few hundred thousand dollars per year and could be several hundred thousand dollars per year. In addition, if and when we retain independent directors and/or additional members of senior management, we may incur additional expenses related to director compensation and/or premiums for directors’ and officers’ liability insurance, the costs of which we cannot estimate at this time. We may also incur additional expenses associated with investor relations and similar functions, the cost of which we also cannot estimate at this time. However, these additional expenses individually, or in the aggregate, may also be material.

In addition, being a public company could make it more difficult or more costly for us to obtain certain types of insurance, including directors’ and officers’ liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

The increased costs associated with operating as a public company may decrease our net income or increase our net loss, and may cause us to reduce costs in other areas of our business or increase the prices of our products or services to offset the effect of such increased costs. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations.

IF WE ARE NOT ABLE TO IMPLEMENT THE REQUIREMENTS OF SECTION 404 OF THE SARBANES-OXLEY ACT IN A TIMELY MANNER OR WITH ADEQUATE COMPLIANCE, WE MAY BE SUBJECT TO SANCTIONS BY REGULATORY AUTHORITIES.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and determine the effectiveness of our internal controls over financial reporting and, beginning with our annual report for fiscal year 2013, provide a management report on the internal control over financial reporting. We are in the preliminary stages of seeking consultants to assist us with a review of our existing internal controls and the design and implementation of additional internal controls that we may determine are appropriate. If we have a material weakness in our internal control over financial reporting, we may not detect errors on a timely basis and our financial statements may be materially misstated. We will be evaluating our internal controls systems to allow management to report on, and eventually allow our independent auditors to attest to, our internal controls. We will be performing the system and process evaluation and testing (and any necessary remediation) required to comply with the management certification requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

We cannot be certain as to the timing of completion of our evaluation, testing and remediation actions or the impact of the same on our operations. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, we may be subject to sanctions or investigation by regulatory authorities, such as the SEC or a stock exchange on which our securities may be listed in the future. Any such action could adversely affect our financial results or investors’ confidence in us and could cause our stock price to fall. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal controls that are deemed to be material weaknesses, we could be subject to sanctions or investigations by the SEC, any stock exchange on which our securities may be listed in the future, or other regulatory authorities, which would entail expenditure of additional financial and management resources and could materially adversely affect our stock price. Inferior internal controls could also cause us to fail to meet our reporting obligations or cause investors to lose confidence in our reported financial information, which could have a negative effect on our stock price.

WE ARE AN “EMERGING GROWTH COMPANY” UNDER THE RECENTLY ENACTED JOBS ACT AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We qualify as an “emerging growth company” under the recently enacted JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, among other things, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency”;

•	obtain shareholder approval of any golden parachute payments not previously approved; and

•
disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion; (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Until such time, however, because the JOBS Act has only recently been enacted, we cannot predict whether investors will find our stock less attractive because of the more limited disclosure requirements that we may be entitled to follow and other exemptions on which we are relying while we are an “emerging growth company”. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

OUR STATUS AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT MAY MAKE IT MORE DIFFICULT TO RAISE CAPITAL AS AND WHEN WE NEED IT.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

Risk Related To Our Capital Stock

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

OUR ARTICLES OF INCORPORATION PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY WHICH MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR SHAREHOLDERS BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFIT OF OFFICERS AND/OR DIRECTORS.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

THE OFFERING PRICE OF THE COMMON STOCK WAS DETERMINED BASED ON THE PRICE OF OUR PRIVATE OFFERING, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.10 per share for the shares of common stock was determined based on the price of our private offering. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

YOU WILL EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 550,000,000 shares of capital stock consisting of 500,000,000 shares of common stock, par value $0.0001 per share, and 50,000,000 shares of preferred stock, par value $0.0001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, including at a price (or exercise prices) below the price at which shares of our common stock will be quoted on the OTCBB.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statement that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

Use of Proceeds

We will not receive any proceeds from the sale of common stock by the selling security holders. All of the net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”.  We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

Determination of Offering Price

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the price of the common stock that was sold to our security holders pursuant to an exemption under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

Dilution

The common stock to be sold by the selling shareholders as provided in the “Selling Security Holders” section is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

Selling Security Holders

The common shares being offered for resale by the selling security holders consist of 5,480,000 shares of our common stock held by 44 shareholders. Such shareholders include the holders of 1,870,000 shares sold in our private offering pursuant to Regulation D Rule 506 completed in December 2012 at an offering price of $0.10; (ii) 3,000,000 shares issued to Alpha Capital pursuant to the terms of their Stock Purchase Agreement; (iii) certain shares issued to founders for services rendered.

The following table sets forth the names of the selling security holders, the number of shares of common stock beneficially owned by each of the selling stockholders as of December 26, 2012 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name	Shares Beneficially Owned Prior to Offering	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering(1)
Robb Knie	6,050,000	200,000	5,850,000	25.35%
Francine Knie	1,250,000	500,000	750,000	3.25%
Darin Myman	3,950,000	200,000	3,750,000	16.25%
Craig Myman	850,000	400,000	450,000	1.95%
Adam Kotkin	850,000	400,000	450,000	1.95%
Momona Capital	225,000	100,000	125,000	0.54%
Pete Shelus	1,000,000	50,000	950,000	4.12%
Anslow & Jaclin, LLP	128,000	128,000	0	0.00%
Eric Stein	32,000	32,000	0	0.00%
Sara Vertucci	200,000	150,000	50,000	0.22%
Clifton Cole	200,000	150,000	50,000	0.22%
Cynthia D Klein	50,000	50,000	0	0.00%
Douglas Bunim	100,000	100,000	0	0.00%
Harvey Goldfarb	100,000	100,000	0	0.00%
Milton & Olga Cohen	85,000	85,000	0	0.00%
Benjamin London	100,000	100,000	0	0.00%
Matthew & Kimberly Bara	100,000	100,000	0	0.00%
Alpha Capital Anstalt	3,325,000	1,500,000	1,825,000	7.91%
John F Yee	10,000	10,000	0	0.00%
John T Ericson	10,000	10,000	0	0.00%
Michael Paris	15,000	15,000	0	0.00%
Howard & Ana Schrier	50,000	50,000	0	0.00%
Stanley Katz	100,000	100,000	0	0.00%
Patricia Findlay	10,000	10,000	0	0.00%
Edward Feinberg	10,000	10,000	0	0.00%
Thomas Shirk	30,000	30,000	0	0.00%
Norman Greunfeld	50,000	50,000	0	0.00%
Bruce Ampolsky	50,000	50,000	0	0.00%
Irene O'Connell	100,000	100,000	0	0.00%
William L & Karen A McNulty	100,000	100,000	0	0.00%
Muhamad A. Ansari	25,000	25,000	0	0.00%
Marc Kaplan	50,000	50,000	0	0.00%
Daniel P Williams	25,000	25,000	0	0.00%
Alexander Katsaros	50,000	50,000	0	0.00%
Joseph Philip Bellino	50,000	50,000	0	0.00%
Joseph Michael Bellino	50,000	50,000	0	0.00%
Allison D Feldman Rev Trst	50,000	50,000	0	0.00%
Nicoletti and Harris, Inc.	50,000	50,000	0	0.00%
Ingrid Lesemann	100,000	100,000	0	0.00%
Christopher Graziano	25,000	25,000	0	0.00%
Luz M Allen	100,000	100,000	0	0.00%
Erin Jackson	25,000	25,000	0	0.00%
TOTAL	19,730,000	5,480,000	14,250,000	61.74%

(1)	Based on 23,080,000 shares outstanding as of December 26, 2012

There are no agreements between the company and any selling shareholder pursuant to which the shares subject to this registration statement were issued.

Except for Robb Knie and Darin Myman, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	are broker-dealers or affiliated with broker-dealers.

Plan of Distribution

The selling security holders may sell some or all of their shares at a fixed price of $0.10 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTC Bulletin Board, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.10 until a market develops for the stock.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

●	ordinary brokers transactions, which may include long or short sales,
●	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
●	through direct sales to purchasers or sales effected through agents,
●	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
●	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. To our best knowledge, none of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $30,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

Description of Securities to be Registered

General

We are authorized to issue an aggregate number of 550,000,000 shares of capital stock, of which 500,000,000 shares are common stock, $0.0001 par value per share, and 50,000,000 shares of preferred stock, $0.0001 par value per share authorized.

Common Stock

We are authorized to issue 500,000,000 shares of common stock, $0.0001 par value per share. Currently we have 23,080,000 shares of common stock issued and outstanding.

Each share of common stock shall have one (1) vote per share for all purpose. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of Board of Directors.

Preferred Stock

We are authorized to issue 50,000,000 shares of preferred stock, $0.0001 par value per share.  Currently, no shares of our preferred stock have been designated any rights and we have no shares of preferred stock issued and outstanding.

Dividends

We have not paid any cash dividends to our shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

Currently we do not have a stock transfer agent.  However, upon filing this Registration Statement, we do intend to engage a transfer agent to issue physical certificates to our shareholders.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Anslow & Jaclin, LLP located at 195 Route 9 South, Suite 204, Manalapan, NJ 07726 will pass on the validity of the common stock being offered pursuant to this registration statement. Additionally, as part of its compensation, Anslow & Jaclin, LLP and its associates received an aggregate of 160,000 shares of common stock that are being registered in this Registration Statement.

The financial statements as of September 30, 2012 and for the period from May 17, 2012 (inception) to September 30, 2012 included in this prospectus and the registration statement have been audited by Salberg & Company, P.A., an independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Information about the Registrant

DESCRIPTION OF BUSINESS

Overview

Wally World Media, Inc. was incorporated in the State of Nevada on May 17, 2012.  Our principal business intends to focus on creating an internet crowdsourcing, virtual marketplace that allows buyers and sellers of micro-service to network with one another.  Through “YouPop”, our social media website, the Company facilitates transactions between buyers and sellers of micro-services by pooling together the needs and products of these users and providing a platform for negotiation and completion of these transactions. Registered users on the Company’s website place job offers for a service on YouPop, such as a video or other virtual needs such as personalized birthday wishes.  YouPop will pool together the needs and products of its users and help facilitate a transaction in which both buyers and sellers of services have the ability to evaluate the offers and services available in order to meet their needs.

Additionally, the Company’s registered users may post events such as a bachelor party or anniversary on the Company’s “Party Crowd” platform. The Party Crowd platform will enable users to create online groups or event pages to facilitate collecting money from members and other transactions for such events.

We are a development stage company, and to date, our development efforts have been focused primarily on the development and marketing of our business model. In addition, to date we have limited operating history for investors to evaluate the potential of our business development. As such, we have not built our customer base or our brand name. In addition, our sources of cash are not adequate for the next 12 months of operations. If we are unable to raise additional cash, we will either have to suspend or cease our expansion plans entirely.

Our Business

We are a development stage company formed for the purpose of creating an internet crowdsourcing, virtual, micro-service network that brings together buyers and sellers of micro-services into one, easy-to-use social sphere.

Users that register on our website may place job offerings for a service on the Company’s “YouPop” platform, a social media website (the “Job Offeror”). The Job Offeror will offer cash payments for a specific service to be completed. For example, the Job Offeror may require another user to provide a video of a specific content (i.e. personalized birthday wish, practical joke, dares, etc.).  Other users that are looking to fulfill job postings (the “Job Offeree”) apply for the job. Once the Job Offeree applies, the Job Offeror can view the applicants profile, past jobs, user rating and ask direct questions.  Once the Job Offeror accepts a Job Offeree, we will charge the Job Offeror’s credit card and we will hold the money until the work is completed and uploaded to YouPop for review and acceptance.  Upon acceptance of the completed task by the Job Offeror, the money is moved to the Job Offeree’s account.  Job Offeree’s may request the funds be sent to them or they may leave it on account.  Upon completion of the job, we will recognize revenue which consists of a transaction fee of up to 30% of the transaction amount with 50% paid by the Job Offeror and 50% by the Job Offeree.

Our registered website users may post events such as a bachelor party or anniversary on the Company’s “Party Crowd” platform. Users may accept donations from people who are attending the event. When a person donates money, their credit card is charged their donation plus a service fee of up to 15%.  Upon completion of the donation effort and the release of the donated funds to the user, we will recognize revenue which consists of a transaction fee.

YouPop is for businesses and individuals that need a specific micro-service such as:

•	Testimonials

•	Advertisers who want user generated ads

•	People in need of specific skills such as converting an excel document.

•	Viral Video Sites

•	Individuals who want fun and interesting content to share

•	Radio and TV shows that need content

Personalized Social Content and Destination Site

YouPop allows users to crowd source and create personalized content to “share” with their friends and colleagues.  The entertainment categories of YouPop.com will be a destination where visitors can see what people are willing to provide for a fee, vote on who they should choose to perform the services, and see the finished video content.  YouPop.com moves crowdsourcing to a new level by creating an on demand personalized content network and distribution system.

YouPop will allow users to:

•	See what services others are able to provide and the costs associated with such services.
•	Connect with others in order to create a group to either contribute or purchase such micro-services.
•	View interesting and unique video content that integrates to existing social networks & content site.

Creating a job through the YouPop platform is simple:

Once a job has been created, users on our website can search through the various offers:

In addition to YouPop, we also plan to host “Party Crowd,” which will enable users to create online groups or event pages to facilitate collecting money from members and other transactions for such events.  Party Crowd lets users track user payments and invite friends or group members to an event page. Once an event page is created, payments may be easily made through PayPal, credit card, or debit card. Party Crowd will also allow users to make and accept donations for such events,

Crowdsourcing

The YouPop platform is the next evolution in crowdsourcing and crowd creation in allowing individuals and businesses access to crowd commerce and entertainment.  Anyone can easily create and launch “YouPops” to meet their individual criteria.  Additionally, they have the ability to ask others to help fund their ideas by using our “chip in” feature.  Through the chip-in feature, users will be able to offer a service for a specific fee, allowing others to combine their offers in order to provide the advertised fee.

Crowdsourcing can provide users with:

•	On demand personalized social digital content

•	Unique video content site that allows YouPop producers to share in the revenue they help generate

•	Access to a worldwide virtual service workforce armed with smart phones with video cameras and social connections

•	Secure and safe platform to make and accept offers

•	Platform allows for multiple micro virtual service transactions simultaneously: allowing a little bit from many people to help fund and create services and videos.

For example, the following dance group has posted a job offer, allowing potential users to chip-in for the advertised service:

Revenue Model

The Company will charge users a transaction fee based on the price of their services on a sliding scale and will receive up to thirty (30) percent of the cost of each transaction or video solicited on the server.  It will waive some or all of the transaction fee for any transaction or video solicited where the user(s) grant YouPop and Wally World the legal right to use the created video in the future on their web site.  In addition, in the future, YouPop will develop advertising and affiliate programs and plans on receiving advertising monies when it becomes a viable destination site on the internet.  Party Crowd will receive five (5) percent of the transactions completed on its server,

Competition

Our chief competition comes from the crowdsourcing and crowdfunding industry which is rapidly growing. As a result, the number and sophistication of competitors are also rapidly growing. We hope to distinguish ourselves from those competitors by the combination of services we offer and the high quality of our website

Employees

As of December 26, 2012, the Company has 4 employees, consisting of our Chief Executive Officer, Darin Myman, our Chief Financial Officer, Adam Wasserman, our major shareholder and former chief executive officer  Robb Knie and our software developer, Jeff Albeck.

DESCRIPTION OF PROPERTY

Our principal executive office is located at 200 Centennial Avenue, Suite 200, Piscataway, New Jersey 08854, and our telephone number is 732-377-2017.  We lease our office space and pay a monthly rent of $1,425.  The lease terminates on March 1, 2013.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for quoting of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be quoted on the OTCBB or, if quoted, that a public market will materialize.

Holders of Capital Stock

As of the date of this registration statement, we had 44 holders of our common stock.

Rule 144 Shares

As of the date of this registration statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

Stock Option Grants

We do not have a stock option plan in place and have not granted any stock options at this time.

WALLY WORLD MEDIA, INC.
(A DEVELOPMENT STAGE COMPANY)
FINANCIAL STATEMENTS
September 30, 2012

WALLY WORLD MEDIA, INC.
(A DEVELOPMENT STAGE COMPANY)
FINANCIAL STATEMENTS
September 30, 2012

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of:
Wally World Media, Inc.

We have audited the accompanying balance sheet of Wally World Media, Inc. (a development stage company) as of September 30, 2012 and the related statements of operations, changes in stockholders' equity, and cash flows for the period from May 17, 2012 (inception) to September 30, 2012.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wally World Media, Inc. as of September 30, 2012 and the results of its operations and its cash flows, for the period from May 17, 2012 (inception) to September 30, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company reported a net loss and cash used in operations from inception of $101,199 and $16,293, respectively, and as of September 30, 2012 had an accumulated deficit of $101,199 and is in the development stage with no revenues.  These matters raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans as to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

 /s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
December 26, 2012

2295 NW Corporate Blvd., Suite 240 • Boca Raton, FL 33431-7328
Phone: (561) 995-8270 • Toll Free: (866) CPA-8500 • Fax: (561) 995-1920
www.salbergco.com • info@salbergco.com
Member National Association of Certified Valuation Analysts • Registered with the PCAOB
Member CPAConnect with Affiliated Offices Worldwide • Member AICPA Center for Audit Quality

WALLY WORLD MEDIA, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
September 30, 2012

ASSETS

CURRENT ASSETS:
Cash	$83,840
Other current asset	2,137

Total Current Assets	85,977

Total Assets	$85,977

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$307
Due to related parties	13,133

Total Current Liabilities	13,440

Commitment (See Note 5)

STOCKHOLDERS' EQUITY:
Preferred stock ($0.0001 par value; 50,000,000 shares authorized;
No shares issued or outstanding at September 30, 2012)	-
Common stock ($0.0001 par value; 500,000,000 shares authorized;
19,080,000 shares issued and outstanding at September 30, 2012)	1,908
Additional paid-in capital	171,828
Deficit accumulated during development stage	(101,199)

Total Stockholders' Equity	72,537

Total Liabilities and Stockholders' Equity	$85,977

See accompanying notes to financial statements

WALLY WORLD MEDIA, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
For the Period from May 17, 2012 (Inception) to September 30, 2012

NET REVENUES	$-

OPERATING EXPENSES:
Compensation	86,736
Professional fees	10,307
Rent expense	1,208
General and administrative	2,948

Total Operating Expenses	101,199

NET LOSS	$(101,199)

NET LOSS PER COMMON SHARE:
Basic and diluted	$(0.01)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	18,262,206

See accompanying notes to financial statements

WALLY WORLD MEDIA, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
For the Period from May 17, 2012 (Inception) to September 30, 2012

						Deficit
						Accumulated
	Preferred Stock		Common Stock		Additional	During	Total
	Number of		Number of		Paid-in	Development	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Stage	Equity

Balance, May 17, 2012 (Inception)	-	$-	-	$-	$-	$-	$-

Issuance of common stock to founders	-	-	17,360,000	1,736	-	-	1,736

Issuance of common stock for services	-	-	850,000	85	84,915	-	85,000

Sale of common stock	-	-	870,000	87	86,913	-	87,000

Net loss from May 17, 2012 (inception) to September 30, 2012	-	-	-	-	-	(101,199)	(101,199)

Balance, September 30, 2012	-	$-	19,080,000	$1,908	$171,828	$(101,199)	$72,537

See accompanying notes to financial statements

WALLY WORLD MEDIA, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
For the Period from May 17, 2012 (Inception) to September 30, 2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(101,199)
Adjustments to reconcile net loss from operations to net cash used in operating activities:
Stock-based compensation and fees	86,736
Changes in assets and liabilities:
Other current asset	(2,137)
Accounts payable	307

NET CASH USED IN OPERATING ACTIVITIES	(16,293)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related party advances	13,133
Proceeds from sale of common stock	87,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	100,133

NET INCREASE IN CASH	83,840

CASH - beginning of period	-

CASH - end of year	$83,840

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$-
Income taxes	$-

See accompanying notes to financial statements

WALLY WORLD MEDIA, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
September 30, 2012

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Wally World Media, Inc. (the “Company”) was incorporated in the State of Nevada on May 17, 2012 and established a fiscal year end of September 30.  The Company’s principal business is focused on creating an internet crowd-sourcing, virtual, micro service network that allows users that register on the Company’s website to place job offerings for a service on the Company’s “Youpop” platform, a social media website. Services may include a video of a personalized birthday wish, a practical joke, a dare, etc.  Additionally, the Company’s registered website users may post events such as a bachelor party or anniversary on the Company’s “Party Crowd” platform. Users may accept donations from people who are attending the event.

Basis of presentation and going concern

The Company is presented as a development stage company. Activities during the development stage include website development, development of the Company’s business plan and the raising of capital.  As reflected in the accompanying financial statements, the Company has a net loss and net cash used in operations of $101,199 and $16,293, respectively, for the period from May 17, 2012 (inception) to September 30, 2012 and a deficit accumulated during development stage of $101,199 and stockholders’ equity of $72,537 at September 30, 2012 and is in the development stage with no revenues. The ability of the Company to continue as a going concern is dependent on the Company’s ability to further implement its business plan, raise capital, and generate revenues. Currently, management is seeking capital to implement its business plan.   Management believes that the actions presently being taken provide the opportunity for the Company to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Use of estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, and the related disclosures at the date of the financial statements and during the reporting period. Actual results could materially differ from these estimates. Significant estimates in the 2012 period include the valuation of deferred tax assets and the value of stock-based compensation and fees.

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents.

Concentrations of credit risk

The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. The Company has not experienced any losses in such accounts through September 30, 2012. There were no balances in excess of FDIC insured levels as of September 30, 2012.

WALLY WORLD MEDIA, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
September 30, 2012

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair value measurements and fair value of financial instruments

The Company adopted ASC Topic 820, Fair Value Measurements. ASC Topic 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other then quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash, accounts payable, and amounts due to related party approximate their fair market value based on the short-term maturity of these instruments. The Company did not identify any assets or liabilities that are required to be presented on the balance sheets at fair value in accordance with ASC Topic 820.

Property and equipment

Property and equipment are carried at cost and are depreciated on a straight-line basis over the estimated useful lives of the assets. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.  When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Software development costs

Costs incurred to develop internal-use software, including website development costs, are accounted for in accordance with Accounting Standards Codification (“ASC”) 350-10 “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use” (“ASC 350-10”).  Costs incurred to develop internal-use software during the preliminary project stage are expensed as incurred.  Internal-use software development costs are capitalized during the application development stage, which is after:  (i) the preliminary project stage is completed; and (ii) management authorizes and commits to funding the project and it is probable the project will be completed and used to perform the function intended.  Capitalization ceases at the point the software project is substantially complete and ready for its intended use, and after all substantial testing is completed.  Upgrades and enhancements are capitalized if it is probable that those expenditures will result in additional functionality.  Amortization is provided for on a straight-line basis over the expected useful life of three years of the internal-use software development costs and related upgrades and enhancements.  When existing software is replaced with new software, the unamortized costs of the old software are expensed when the new software is ready for its intended use.

WALLY WORLD MEDIA, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
September 30, 2012

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of long-lived assets

In accordance with ASC Topic 360, the Company reviews, long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. The Company did not record any impairment charges during the period ended September 30, 2012.

Revenue recognition

The Company will recognize revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the purchase price is fixed or determinable and collectability is reasonably assured.  For all revenue sources discussed below, in accordance ASC 605-45 “Principal Agent Considerations”, the Company recognizes revenue net of amounts paid to third parties. The Company’s specific revenue recognition policies are as follows:

Users that register on the Company’s website may place job offerings for a service on the Company’s “Youpop” platform, a social media website (the “Job Offeror”). The Job Offeror will offer cash payments for a specific service to be completed. For example, the Job Offeror may require another user to provide a video of a specific content (i.e. personalized birthday wish, practical joke, dares, etc.).  Other users that are looking to fulfill job postings (the “Job Offeree”) apply for the job. Once the Job Offeree applies, the Job Offeror can view the applicants profile, past jobs, user rating and ask direct questions.  Once the Job Offeror accepts a Job Offeree, the Company will charge the Job Offeror’s credit card for the full service fee including its transaction fee and the Company will hold the money until the work is completed and uploaded to Youpop for review and acceptance.  At such time, the Company will record deferred revenue for the amount of the transaction fee and a customer deposit for the amount received from the Job Offeror. Upon acceptance of the completed task by the Job Offeror, the money is moved to the Job Offeree’s account and the Company will recognize transaction fee revenue.  Job Offeree’s may request the funds be sent to them or they may leave it on account.  Upon completion of the job, the Company recognizes revenue which consists of a transaction fee of up to 30% of the transaction amount with 50% paid by the Job Offeror and 50% by the Job Offeree.

The Company’s registered website users may post events such as a bachelor party or anniversary on the Company’s “Party Crowd” platform. Users may accept donations from people who are attending the event. When a person donates money, their credit card is charged their donation plus a service fee of up to 15% and the Company will initially record deferred revenue.  Upon completion of the donation effort and the release of the donated funds to the user, the Company recognizes revenue which consists of a transaction fee.

Income taxes

The Company is governed by the Income Tax Law of the United States. The Company utilizes ASC Topic 740, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Under ASC Topic 740, the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements.

WALLY WORLD MEDIA, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
September 30, 2012

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income taxes (continued)

A tax position is measured at the largest amount of benefit that is greater than 50% likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. ASC Topic 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition.

Stock-based compensation

The Company accounts for stock-based instruments granted to employees in accordance with ASC Topic 718. ASC Topic 718 requires companies to recognize in the statement of operations, typically over the requisite service period, the grant-date fair value of stock options and other equity based compensation issued to employees. There were no options outstanding as of September 30, 2012. The Company accounts for non-employee share-based awards in accordance with the measurement and recognition of ASC Topic 505-50.

Advertising

Advertising is expensed as incurred and is included in general and administrative expenses on the accompanying consolidated statement of operations. For the period from May 17, 2012 (inception) to September 30, 2012, advertising expense was $0.

Research and development

Research and development costs are expensed as incurred. For the period from May 17, 2012 (inception) to September 30, 2012, research and development costs were $0.

Net loss per share of common stock

Basic net loss per share is computed by dividing net loss available to common shareholders by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. At September 30, 2012, the Company did not have potentially dilutive common stock equivalents.

Recent accounting pronouncements

Accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

WALLY WORLD MEDIA, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
September 30, 2012

NOTE 2 – RELATED PARTY TRANSACTIONS

The following related parties from time to time, provided advances to the Company for working capital purposes. At September 30, 2012, the Company had a payable to these individuals of $13,133. These advances were short-term in nature and non-interest bearing.

Name	Balance at September 30, 2012	Relationship
Robb Knie	$5,000	Majority shareholder/former CEO and employee
Darin Myman	8,133	CEO, director and shareholder
	$13,133

NOTE 3 – STOCKHOLDERS’ EQUITY

Preferred stock

The Company authorized 50,000,000 preferred shares.  Preferred shares may be designated by the Company’s board of directors’.  There were no shares designated as of September 30, 2012.

Common stock

On May 17, 2012, the Company issued 17,360,000 shares of its common stock to the Company’s founders for services rendered. As there was no determinable fair value of founder’s shares, the Company valued these common shares at a nominal value of $.0001 per common share. In connection with issuance of these common shares, the Company recorded stock-based compensation of $1,736.

During the period from June 2012 to September 2012, the Company sold 870,000 of its common shares for cash proceeds of $0.10 per share or $87,000 in a private placement.

On July 16, 2012, the Company issued 850,000 shares of its common stock to consultants for services rendered. The Company valued these common shares at the fair value of $0.10 per common share based on the sale of common stock in a private placement at $.10 per common share. In connection with issuance of these common shares, the Company recorded stock-based compensation of $85,000.

NOTE 4 – INCOME TAXES

The Company has incurred aggregate net operating losses of approximately $14,463 for income tax purposes for the period ended September 30, 2012. The net operating loss carries forward for United States income taxes, which may be available to reduce future years’ taxable income. These carry forwards will expire, if not utilized, through 2032. Management believes that the realization of the benefits from these losses appears not more than likely due to the Company’s limited operating history and continuing losses for United States income tax purposes. Accordingly, the Company has provided a 100% valuation allowance on the deferred tax asset to reduce the asset to zero. Management will review this valuation allowance periodically and make adjustments as warranted.

WALLY WORLD MEDIA, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
September 30, 2012

NOTE 4 – INCOME TAXES (continued)

The Company’s income tax expense (benefit) differs from the “expected” tax expense for Federal income tax purposes computed by applying a Federal corporate tax rate of 34% to loss before income taxes as follows:

2012
U.S “expected” income tax	$(34,407)
State income tax	(9,108)
Non-deductible stock-based compensation	37,296
Change in valuation allowance	6,219

Total provision for income taxes	$-

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at September 30, 2012 are as follows:

2012
Deferred tax assets:
Net operating loss carry forward	$6,219
Total gross deferred tax assets	6,219
Less valuation allowance	(6,219)

Net deferred tax assets	$-

The valuation allowance at September 30, 2012 was $6,219.  The increase during 2012 was $6,219.

NOTE 5 - COMMITMENT

Operating lease

On August 16, 2012 and effective September 1, 2012, the Company leased office space under an operating lease that expired on November 30, 2012.  Future minimum rental payments required under the operating lease are as follows:

Year Ended September 30:
2013	$2,775
Total	$2,775

NOTE 6 – SUBSEQUENT EVENTS

Common stock

Subsequent to September 30, 2012, the Company sold 4,000,000 shares of its common stock at $.10 per common share for proceeds of $400,000.

Related party transaction

On October 22, 2012, the Company paid $35,000 to Robb Knie, the Company’s majority shareholder and employee and former chief executive officer (the “Seller”) for the purchase of certain intellectual properties consisting URL’s, trademarks and programming code (the “Purchased Assets”). In connection with the acquisition of the Purchased Assets, the Company recorded development expense of $35,000 which is less than the Seller’s original cost basis.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operations

We have commenced limited operations and we will require outside capital to implement our business model.

Wally World Media, Inc. was incorporated in the State of Nevada on May 17, 2012.  Our principal business intends to focus on creating an internet crowdsourcing, virtual marketplace that allows buyers and sellers of micro-service to network with one another.  Through “YouPop”, our social media website, the Company facilitates transactions between buyers and sellers of micro-services by pooling together the needs and products of these users and providing a platform for negotiation and completion of these transactions. Registered users on the Company’s website place job offers for a service on YouPop, such as a video or other virtual needs such as personalized birthday wishes.  YouPop will pool together the needs and products of its users and help facilitate a transaction in which both buyers and sellers of services have the ability to evaluate the offers and services available in order to meet their needs.

Additionally, the Company’s registered users may post events such as a bachelor party or anniversary on the Company’s “Party Crowd” platform. The Party Crowd platform will enable users to create online groups or event pages to facilitate collecting money from members and other transactions for such events.

We are a development stage company, and to date, our development efforts have been focused primarily on the development and marketing of our business model. In addition, to date we have limited operating history for investors to evaluate the potential of our business development. As such, we have not built our customer base or our brand name. In addition, our sources of cash are not adequate for the next 12 months of operations. If we are unable to raise additional cash, we will either have to suspend or cease our expansion plans entirely.

Limited Operating History

We have generated no independent financial history and have not previously demonstrated that we will be able to expand our business. Our business is subject to risks inherent in growing an enterprise, including limited capital resources and possible rejection of our business model and/or sales methods.

Critical Accounting Policies and Estimates

While our significant accounting policies are more fully described in Note 1 to our financial statements for the period ended September 30, 2012, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this management discussion and analysis.

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We continually evaluate our estimates, including those related to, income taxes, and the valuation of equity transactions. We base our estimates on historical experience and on various other assumptions that we believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Any future changes to these estimates and assumptions could cause a material change to our reported amounts of revenues, expenses, assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of the financial statements.

Software development costs

Costs incurred to develop internal-use software, including website development costs, are accounted for in accordance with Accounting Standards Codification (“ASC”) 350-10 “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use” (“ASC 350-10”).  Costs incurred to develop internal-use software during the preliminary project stage are expensed as incurred.  Internal-use software development costs are capitalized during the application development stage, which is after:  (i) the preliminary project stage is completed; and (ii) management authorizes and commits to funding the project and it is probable the project will be completed and used to perform the function intended.  Capitalization ceases at the point the software project is substantially complete and ready for its intended use, and after all substantial testing is completed.  Upgrades and enhancements are capitalized if it is probable that those expenditures will result in additional functionality.  Amortization is provided for on a straight-line basis over the expected useful life of three years of the internal-use software development costs and related upgrades and enhancements.  When existing software is replaced with new software, the unamortized costs of the old software are expensed when the new software is ready for its intended use.

Impairment of long-lived assets

In accordance with ASC Topic 360, we review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. We recognize an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. We did not record any impairment charges during the period ended September 30, 2012.

Revenue recognition

The Company will recognize revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the purchase price is fixed or determinable and collectability is reasonably assured.  For all revenue sources discussed below, in accordance ASC 605-45 “Principal Agent Considerations”, the Company recognizes revenue net of amounts paid to third parties. The Company’s specific revenue recognition policies are as follows:

Users that register on the Company’s website may place job offerings for a service on the Company’s “Youpop” platform, a social media website (the “Job Offeror”). The Job Offeror will offer cash payments for a specific service to be completed. For example, the Job Offeror may require another user to provide a video of a specific content (i.e. personalized birthday wish, practical joke, dares, etc.).  Other users that are looking to fulfill job postings (the “Job Offeree”) apply for the job. Once the Job Offeree applies, the Job Offeror can view the applicants profile, past jobs, user rating and ask direct questions.  Once the Job Offeror accepts a Job Offeree, the Company will charge the Job Offeror’s credit card for the full service fee including its transaction fee and the Company will hold the money until the work is completed and uploaded to Youpop for review and acceptance.  At such time, the Company will record deferred revenue for the amount of the transaction fee and a customer deposit for the amount received from the Job Offeror. Upon acceptance of the completed task by the Job Offeror, the money is moved to the Job Offeree’s account and the Company will recognize transaction fee revenue.  Job Offeree’s may request the funds be sent to them or they may leave it on account.  Upon completion of the job, the Company recognizes revenue which consists of a transaction fee of up to 30% of the transaction amount with 50% paid by the Job Offeror and 50% by the Job Offeree.

The Company’s registered website users may post events such as a bachelor party or anniversary on the Company’s “Party Crowd” platform. Users may accept donations from people who are attending the event. When a person donates money, their credit card is charged their donation plus a service fee of up to 15% and the Company will initially record deferred revenue.  Upon completion of the donation effort and the release of the donated funds to the user, the Company recognizes revenue which consists of a transaction fee.

Stock-based compensation

We account for stock-based instruments issued to employees in accordance with ASC Topic 718. ASC Topic 718 requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity based compensation issued to employees. There were no options outstanding as of September 30, 2012. We account for non-employee share-based awards in accordance with ASC Topic 505-50.

Recent Accounting Pronouncements

Accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

Results of Operations

Our business began on May 17, 2012.  Accordingly, no comparisons exist for the prior period.

For the period from May 17, 2012 (inception) to September 30, 2012

For the period from May 17, 2012 (inception), to September 30, 2012, we had $0 in revenue. Expenses for the period totaled $101,199 resulting in a net loss of $101,199.  Expenses for the period consisted of $86,736 in compensation expense of which $86,736 is stock-based compensation, $10,307 in professional fees, rent expene of $1,208 and $2,948 in general and administrative expenses.

Operating Expenses

For the period from May 17, 2012 (inception) to September 30, 2012, operating expenses amounted to $101,199 and consisted of the following:

Compensation	$86,736
Professional fees	10,307
Rent expense	1,208
General and administrative	2,948

$101,199

●
For the year ended September 30, 2012, we incurred compensation expense of $86,736 which includes $86,736of stock-based compensation. We expect compensation to increase as we implement our business plan.

●
For the year ended September 30, 2012, we incurred professional fees of $10,307. We expect professional fees to increase substantially as we incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission.

●	For the year ended September 30, 2012, we incurred rent expense of $1,208.

●	For the year ended September 30, 2012, we incurred general and administrative expenses of $2,948. We expect general and administrative expenses to increase as we implement our business plan.

Net Loss

As a result of the factors described above, our net loss for the period from May 17, 2012(inception) to September 30, 2012 was $101,199, or $(0.01) per common share (basic and diluted).

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. We have been funding our operations though the sale of our common stock.

Our primary uses of cash have been for salaries and fees paid to third parties for the development of our products. All funds received have been expended in the furtherance of growing the business and establishing brand portfolios. The following trends are reasonably likely to result in a material decrease in our liquidity over the near to long term:

	An increase in working capital requirements to finance additional product development,
	Addition of administrative and sales personnel as the business grows,
	Increases in advertising, public relations and sales promotions for existing and new brands as the company expands within existing markets or enters new markets,
	The cost of being a public company, and
	Capital expenditures to add additional technology.

We are not aware of any known trends or any known demands, commitments or events that will result in our liquidity increasing or decreasing in any material way. We are not aware of any matters that would have an impact on future operations.

Our net revenues are not sufficient to fund our operating expenses.  At September 30, 2012, we had a cash balance of $83,840 and a working capital of $72,537. Since inception, we raised $487,000 from the sale of common stock to fund our operating expenses, pay our obligations, and grow our company. We currently have no material commitments for capital expenditures. We may be required to raise additional funds, particularly if we are unable to generate positive cash flow as a result of our operations.   We estimate that based on current plans and assumptions, that our available cash will not be sufficient to satisfy our cash requirements under our present operating expectations, without further financing, for up to 12 months. Other than working capital, we presently have no other alternative source of working capital. We may not have sufficient working capital to fund the expansion of our operations and to provide working capital necessary for our ongoing operations and obligations. We will need to raise significant additional capital to fund our operating expenses, pay our obligations, and grow our company. We do not anticipate we will be profitable in 2013.  Therefore our future operations will be dependent on our ability to secure additional financing.  Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and a downturn in the U.S. equity and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Our liquidity may be negatively impacted by the significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.

Our business plan within 12 months is outline below:

Over the twelve month period starting upon the effective date of this registration statement, we must raise $400,000 in additional capital for site development, server management, one new programmer and marketing.

If we continue to develop the YouPop website and we receive a positive reaction from our launch, we will attempt to raise additional money through a private placement, public offering or long-term loans to continue development and marketing our web sites to attract larger numbers of users. We will also continually refine our web sites and optimize our marketing efforts from the market feedback we receive during the initial marketing phase and from our user’s feedback. We do not at this time have an estimate for this stage.

If we are unable to maintain our web site or successfully launch our marketing efforts because we don't have enough money, we will cease our development and/or marketing operations until we raise money. Attempting to raise capital after failing in any phase of our development plan could be difficult. As such, if we cannot secure additional proceeds we will have to cease operations and investors would lose their entire investment.  At the present time, we have not made any arrangements to raise additional cash. However, we intend to raise additional capital through private placements once we gain a quotation on the OTC Bulletin Board, for which there is no assurance. If we need additional cash but are unable to raise it, we will either suspend marketing operations until we do raise the cash, or cease operations entirely. Other than as described in this paragraph, we have no other financing plans.

Management plans to hire one additional employee at this time. Our officers and employees will be responsible for developing and further implementing the build out of our technology infrastructure and marketing strategies.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Contractual Obligations

We have certain potential commitments that include future estimated payments. Changes in our business needs, cancellation provisions, changing interest rates, and other factors may result in actual payments differing from the estimates. We cannot provide certainty regarding the timing and amounts of payments. We have presented below a summary of the most significant assumptions used in our determination of amounts presented in the tables, in order to assist in the review of this information within the context of our financial position, results of operations, and cash flows.

The following tables summarize our contractual obligations as of September 30, 2012, and the effect these obligations are expected to have on our liquidity and cash flows in future periods:

Contractual obligations:	Total	1 year	1-3 years	3-5 years	5+ years
Operating leases	$2,775	$2,775	$-	-	-
Total	$2,775	$2,775	$-	$-	$-

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of officers and director as of December 26, 2012. Our executive officers are elected annually by our Board of Directors. Our executive officers hold their offices until they resign, are removed by the Board, or his successor is elected and qualified.

Name	Age	Position
Darin Myman	47	Chief Executive Officer and Director
Adam Wasserman	48	Chief Financial Officer

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Darin Myman, Chief Executive Officer and Director

Mr. Myman is a co-founder of Wally World and has served as the Chief Operating Officer of Wally World since its inception on May 17, 2012. On December 3, 2012 Mr. Myman became the Chief Executive and President of Wally World.  He also has served as the CEO and a member of PeopleString’s Board of Directors since PeopleString’s inception. Mr. Myman developed extensive Internet skills through a variety of positions. He has executive management and founder experience having served as a co-founder and CEO of BigString Corporation, a publicly traded company, since October 2005. He also has corporate governance and board experience having served as a member of BigString’s Board of Directors since BigString’s inception. Prior to BigString, Mr. Myman was a co-founder and Chief Executive Officer of LiveInsurance.com, the first online insurance broker that pioneered the electronic storefront for large national insurance agencies. Prior to co-founding LiveInsurance.com, he served as a Vice President of the online brokerage services unit of Westminster Securities Corporation. Mr. Myman’s aforementioned experience and skills make him a valued advisor and highly qualified to serve as our President and Chief Executive Officer and Director.

Adam Wasserman, Chief Financial Officer

Mr. Wasserman has been our Chief Financial Officer since November 2012. Since 1999, Mr. Wasserman is chief executive officer for CFO Oncall, Inc. and CFO Oncall Asia, Inc. (collectively “CFO Oncall”), where he owns 80% and 60% of such businesses, respectively. CFO Oncall provides chief financial officer services to various companies where he is an integral member of executive management responsible for financial and accounting matters.. He has a strong background in financial reporting, budgeting and planning, mergers and acquisitions, auditing, accounting, automated systems, banking relations and internal controls. Mr. Wasserman has substantial experience with SEC filings such as initial public offerings, 10-Ks and 10-Qs. Mr. Wasserman has a strong background in serving companies located in internationally  and has been extensively involved in managing private-to-public projects and providing consulting services to public companies in the USA, China and other countries since 1999.

Mr. Wasserman has serves as the Chief Financial Officer of Oriental Dragon Corp. since June 2010, Apps Genius Corp since January 2010, Staffing 360 Solutions, Inc. since, Universal Tech Corp. since November 2012 and Cleantech Solutions International, Inc. since December 2012. Mr.Wasserman has also served as chief financial officer for other companies all under the terms of the consulting agreement with CFO Oncall.

Mr. Wasserman holds a Bachelor of Science in Accounting from the State University of New York at Albany. He is a member of The American Institute of Certified Public Accountants, is a director, treasurer and an executive board member of Gold Coast Venture Capital Association, Inc and is a director of CD International Enterprises, Inc. (Pink: CDII) since January 2010.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period ended September 30, 2012:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Darin Myman, Chief Executive Officer (1)	2012	$0	0	395	0	0	0	$0	$395

Adam Wasserman, Chief Financial Officer	2012	$0	0	0	0	0	0	$0	$0

(1)	Mr. Myman received 3,950,000 founders common shares valued at $.0001, par value per share or $395.

Option Grants Table

There were no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation Table for the period from inception through September 30, 2012.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during period ending September 30, 2012 by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table

There were no awards made to a named executive officers in the last completed fiscal year under any LTIP

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

Currently, we do not have an employment agreement in place with our officer and director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of December 26, 2012, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Name	Number of Shares Beneficially Owned	Percent of Class (1)
Darin Myman 200 Centennial Avenue Suite 200 Piscataway, NJ 08854	3,950,000	17.11%

Adam Wasserman 1643 Royal Grove Way Weston, FL 33327	0	0

All Executive Officers and Directors as a group (2 persons)	3,950,000	17.11%

Robb Knie 200 Centennial Avenue Suite 200 Piscataway, NJ 08854	6,050,000	26,21%

Alpha Capital Anstalt 150 Central Park South 2nd Floor New York NY 10019(2)	3,325,000	14,41%

Eric Weisblum 560 SYLVAN AVENUE Englewood Cliffs, NJ 07632	1,500,000	6.50%

Francine Knie P.O. Box 738 Maywood, NJ 07607	1,250,000	5.42%

*	less than 1%

(1)	Based on 23,080,000 shares of common stock outstanding as of December 26, 2012
(2)	Konrad Ackerman is the Director of Alpha Capital Anstalt. Konrad Ackerman acting alone has voting and dispositive power over the shares owned by Alpha Capital Anstalt

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

The following related parties from time to time, provided advances to us for working capital purposes. At September 30, 2012, we had a payable to these individuals of $13,133. These advances were short-term in nature and non-interest bearing.

Name	Balance at September 30, 2012	Relationship
Robb Knie	$5,000	Majority shareholder/former CEO and employee
Darin Myman	8,133	CEO, director and shareholder
	$13,133

On October 22, 2012, we paid $35,000 to Robb Knie, the Company’s majority shareholder and employee and former chief executive officer (the “Seller”) for the purchase of certain intellectual properties consisting URL’s, trademarks and programming code (the “Purchased Assets”). In connection with the acquisition of the Purchased Assets, we recorded development expense of $35,000 which is less than the Seller’s original cost basis.

Item 12A. Disclosure of Commission Position on Indemnification of Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

WALLY WORLD MEDIA, INC.

5,480,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is December __, 2012

PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee	$74.75
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$11,000
Legal fees and expense	$25,000
Blue Sky fees and expenses	$1,200
Miscellaneous	$0
Total	$37,274.75

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales of Unregistered Securities

We were incorporated in the State of Nevada on May 17, 2012. In connection with incorporation, we issued 17,360,000 shares of common stock to our founders. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

On July 16, 2012, we issued 850,000 shares of our common stock to consultants for services rendered. We valued these common shares at the fair value of $0.10 per common share based on the sale of common stock in a private placement at $.10 per common share. In connection with issuance of these common shares, we recorded stock-based compensation of $85,000.

From July to December 2012, we sold through a Regulation D Rule 506 offering a total of 1,870,000 shares of common stock to 32 investors, at a price per share of $0.10 for an aggregate offering price of $187,000.  The Common Stock issued in this offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. §230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in November 2012 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

On October 15, 2012, the Company sold a total of 3,000,000 shares of common stock to 1 investor at a price per share of $0.10 for total proceeds of $300,000. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Item 16. Exhibits and Financial Statement Schedules

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Anslow & Jaclin, LLP
10.1	Agreement with Amazon Payments, Inc.
10.2	Lease, dated August 16, 2012, by and between Wally World Media, Inc. and Ann Conlon Enterprises, LCC.
10.3	Engagement letter between the Company, CFO Oncall, Inc. and Adam Wasserman dated October 11, 2012.
23.1	Consent of Salberg & Company, P.A.
23.2	Consent of Counsel (included in Exhibit 5.1, hereto)

Item 17. Undertakings

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, Wally World Media, Inc. the registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Piscataway, New Jersey, on December 26, 2012.

WALLY WORLD MEDIA, INC.

By:	/s/Darin Myman
Darin Myman,
Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Darin Myman	Chief Executive Officer, Director	December 26, 2012
Darin Myman

/s/Adam Wasserman	Principal Financial Officer, Controller and Principal Accounting Officer	December 26, 2012
Adam Wasserman

In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by a majority of the board of directors and on the dates indicated.

Signature	Date

/s/Darin Myman	December 26, 2012
Darin Myman